Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Nos. 333-149476, 333-150770, 333-150771, 333-150772 and 333-138392) of Owens Corning of our reports dated February 18, 2009 and March 13, 2007, except for Note 9 as to which the date is February 26, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

Toledo, Ohio
February 18, 2009